PLEASE MARK VOTES	REVOCABLE PROXY POTOMAC BANK OF VIRGINIA
AS IN THIS EXAMPLE
			For	Against	Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	The Merger Agreement and the Merger
The proposal to approve the agreement and plan of merger dated as of October 10, 2006, among the Bank, Sandy Spring Bancorp, Inc. and Sandy Spring Bank, and the merger contemplated thereby.
The undersigned hereby makes, constitutes and appoints Thomas E. Burdette and Thomas H. Dungan III and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Potomac Bank of Virginia (the “Bank”) which the undersigned would be entitled to vote if personally present at the Bank's Special Meeting of Stockholders to be held on February 8, 2007 and at any adjournment or postponement thereof.
			For	Against	Abstain
	2.	Adjournment of the Special Meeting
The proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the agreement and plan of merger and the merger contemplated thereby.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the agreement and plan of merger and the merger contemplated thereby, and, if necessary, FOR the proposal to adjourn the special meeting to solicit additional proxies. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.
Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above
+	+

Detach above card, sign, date and mail in postage paid envelope provided.

POTOMAC BANK OF VIRGINIA

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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